                                POWER OF ATTORNEY

The undersigned hereby makes, constitutes, and appoints each of the Chief Executive Officer, Chief Financial Officer, General Counsel, Corporate Controller, and Assistant Secretary of Wingstop Inc., a Delaware corporation, or any successor thereto (the Company), as the undersignedTMs true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

    (1)  prepare, execute in the undersignedTMs name and on the undersignedTMs behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) or any rule or regulation of the SEC;

    (2)  prepare, execute, acknowledge, deliver, and file with the SEC and/or any national securities exchange any and all reports, schedules, or other filings with respect to the securities of the Company, including, without limitation, Schedules 13D and 13G and Forms 3, 4, and 5 pursuant to the Exchange Act and Form 144 pursuant to the Securities Act of 1933 (the Securities Act), and any amendments, corrections, supplements, or other changes thereto;

    (3) seek or obtain, as the undersignedTMs representative and on the undersignedTMs behalf, information of transactions in the CompanyTMs securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

    (4)  perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

    (1)  this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

    (2)  any documents prepared, executed, and/or filed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

    (3)  this Power of Attorney does not relieve the undersigned  from responsibility for compliance with the undersignedTMs obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act and Rule 144 under the Securities Act; and

    (4)  neither the Company nor such attorneys-in-fact assumes any liability for the undersignedTMs responsibility or failure to comply with the requirements of the Exchange Act or the Securities Act, including, without limitation, for profit disgorgement under Section 16(b) of the Exchange Act.

The undersigned hereby ratifies and confirms all that such attorneys-in-fact shall lawfully do or cause to be done, for and on behalf of the undersigned, by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to Sections 13 and 16 of the Exchange Act and Rule 144 of the Securities Act with respect to the undersignedTMs holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                                [Signature page follows]

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of November, 2019.

                                    Signature: /s/ Christina Clarke
                                    Name:      Christina Clarke

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                                POWER OF ATTORNEY